CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-25995, 333-66931 and 333-62155) and the
incorporation by reference in the Registration Statement on Form S-8 (No. 333-56343) of Kinder Morgan Energy Partners, L.P. of our report dated March 30, 2000 relating to the balance sheet of Kinder Morgan G.P., Inc, which appears in this Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. dated March 30, 2000.




/s/  PricewaterhouseCoopers LLP

Houston, Texas
March 30, 2000